UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

Great Wolf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Junction Road, Suite 6000 South, Madison, Wisconsin	53717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 608-662-4700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The final results of voting on each of the matters submitted to a vote of stockholders during the Registrant’s annual meeting of stockholders on June 6, 2011 are as follows:
1.	Election of Directors

Candidate	For	Withheld	Non-Vote
Blutinger, Elan	20,522,819	1,458,380	5,565,204
Churchey, Randy	18,993,935	2,987,264	5,565,204
Rensi, Edward	19,000,535	2,980,664	5,565,204
Schaefer, Kimberly	20,523,421	1,457,778	5,565,204
Silver, Howard	19,614,429	2,366,770	5,565,204
Vittoria, Joseph	18,960,851	3,020,348	5,565,204
2.	Ratification of Grant Thornton LLP as registered public accountants

For	Against	Abstain	Broker Non-Vote
26,108,741	139,810	1,297,852	-0-
3.	Advisory vote on Executive Compensation

For	Against	Abstain	Broker Non-Vote
18,767,290	2,062,055	1,151,853	5,565,205
4.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
20,608,762	52,416	162,443	1,157,577	5,565,205
After considering these voting results, on June 6, 2011, the Board resolved to hold future non-binding advisory votes on the compensation of the Company’s named executive officers every year until the next stockholder vote on the frequency of such votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.
June 8, 2011	By:	/s/ James A. Calder
		Name:	James A. Calder
		Title:	Corporate Secretary